HARRIS SAVINGS BANK

                              PROXY

                 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON APRIL 15, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Ernest P. Davis, William J. McLaughlin and Frank R. Sourbeer and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harris Savings Bank (the "Bank") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Bank to be held at the Zembo Temple, Third and Division Streets, Harrisburg, Pennsylvania 17110 on Tuesday, April 15, 1997, at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:


1.   ELECTION OF FIVE (5) CLASS III DIRECTORS TO SERVE FOR A
     THREE-YEAR TERM.

     Samuel M. Altdoerffer, Sr., Bruce S. Isaacman, Robert E.
     Kessler, William E. McClure, Jr., Donald B. Springer

     [  ] FOR all nominees listed  [  ] WITHHOLD AUTHORITY to
          above (except as marked       vote for all nominees
          to the contrary below)        listed above

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
     THE CLASS III DIRECTORS LISTED ABOVE.

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2.   PROPOSAL TO CONSIDER AND VOTE UPON THE AGREEMENT AND PLAN OF
     REORGANIZATION (THE "PLAN OF REORGANIZATION") PROVIDING FOR THE ESTABLISHMENT OF HARRIS FINANCIAL, INC. (THE "STOCK HOLDING COMPANY") AS A STOCK HOLDING COMPANY PARENT OF THE BANK WHICH STOCK HOLDING COMPANY WILL BE MAJORITY OWNED BY HARRIS FINANCIAL, MHC (THE "MUTUAL HOLDING COMPANY"), THE BANK'S MUTUAL HOLDING COMPANY. PURSUANT TO THE PLAN OF
     REORGANIZATION: (I) THE BANK WILL BECOME A WHOLLY OWNED SUBSIDIARY OF THE STOCK HOLDING COMPANY; (II) THE STOCK HOLDING COMPANY WILL BECOME A MAJORITY OWNED SUBSIDIARY OF THE MUTUAL HOLDING COMPANY, AND (III) EACH OUTSTANDING SHARE OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE BANK WILL BE CONVERTED INTO ONE SHARE OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE STOCK HOLDING COMPANY.

     [  ] FOR       [  ] AGAINST        [  ] ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

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3.   In their discretion, the proxy holders are authorized to
     vote for such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION.

This proxy must be dated, signed by the shareholder exactly as the name appears below and returned promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.



                              Dated:    ------------------, 1997




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                              Signature



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                              Signature